EXHIBIT 99.1

FOR IMMEDIATE RELEASE	NASDAQ: NSIT
INSIGHT ENTERPRISES, INC. REPORTS
RECORD FIRST QUARTER RESULTS
CHANDLER, AZ – May 2, 2024 – Insight Enterprises, Inc. (NASDAQ: NSIT) (the “Company”) today reported financial results for the quarter ended March 31, 2024. Highlights include:

•Gross profit increased 13% year over year to a record $440.9 million with gross margin expanding 170 basis points to a first quarter record 18.5%
•Insight Core services gross profit grew 24% year over year
•Cloud gross profit grew 33% year over year
•First quarter record results:
•Earnings from operations increased 29% year over year to $100.0 million
•Adjusted earnings from operations increased 30% year over year to $121.8 million
•Diluted earnings per share of $1.74 increased 30% year over year
•Adjusted diluted earnings per share of $2.37 increased 33% year over year
In the first quarter of 2024, net sales increased 2%, year over year, and we achieved record gross profit of $440.9 million, an increase of 13%, year over year. Gross margin expanded 170 basis points compared to the first quarter of 2023, to a first quarter record of 18.5%. Earnings from operations of $100.0 million increased 29% compared to $77.5 million in the first quarter of 2023. Adjusted earnings from operations of $121.8 million increased 30% compared to $94.0 million in the first quarter of 2023. Consolidated net earnings were $67.0 million, or 2.8% of net sales, in the first quarter of 2024, and Adjusted consolidated net earnings were $83.4 million, or 3.5% of net sales. Diluted earnings per share for the quarter was $1.74, up 30%, year over year, and Adjusted diluted earnings per share was another first quarter record of $2.37, up 33%, year over year.

“We are pleased to announce another record setting first quarter with very strong performance in our key strategic areas of cloud and Insight Core services, fortified by continued operating expense discipline,” stated Joyce Mullen, President and Chief Executive Officer. “We also achieved several first quarter records including gross profit, gross margin and Adjusted diluted earnings per share, demonstrating we are executing well against our strategic objective of becoming the leading solutions integrator,” Mullen stated.
KEY HIGHLIGHTS

Results for the Quarter:
•Consolidated net sales for the first quarter of 2024 of $2.4 billion increased 2%, year over year, when compared to the first quarter of 2023. Product net sales was flat, year to year, while services net sales increased 17%, year over year.
•Net sales in North America increased 4%, year over year, to $1.9 billion;
◦Product net sales increased 2%, year over year, to $1.6 billion;
◦Services net sales increased 12%, year over year, to $318.5 million;
•Net sales in EMEA decreased 3%, year to year, to $412.8 million; and
•Net sales in APAC decreased 2%, year to year, to $61.8 million.
•Excluding the effects of fluctuating foreign currency exchange rates, consolidated net sales increased 2%, year over year, with increases in net sales in North America and APAC of 4% and 1% year over year, respectively, partially offset by a decrease in net sales in EMEA of 6% year to year.

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

•Consolidated gross profit increased 13% compared to the first quarter of 2023 to $440.9 million, with consolidated gross margin expanding 170 basis points to a first quarter record of 18.5% of net sales. Product gross profit decreased 1%, year to year, and services gross profit increased 27%, year over year. Cloud gross profit grew 33%, year over year, and Insight Core Services gross profit increased 24%, year over year. By segment, gross profit:
•increased 11% in North America, year over year, to $349.8 million (18.4% gross margin);
•increased 23% in EMEA, year over year, to $75.0 million (18.2% gross margin); and
•increased 5% in APAC, year over year, to $16.1 million (26.0% gross margin).
•Excluding the effects of fluctuating foreign currency exchange rates, consolidated gross profit was up 12%, year over year, with gross profit growth in North America, EMEA and APAC of 11%, 20% and 8%, respectively, year over year.
•Consolidated earnings from operations increased 29% compared to the first quarter of 2023 to $100.0 million, or 4.2% of net sales. By segment, earnings from operations:
•increased 33% in North America, year over year, to $84.0 million, or 4.4% of net sales;
•increased 9% in EMEA, year over year, to $11.2 million, or 2.7% of net sales; and
•increased 20% in APAC, year over year, to $4.8 million, or 7.7% of net sales.
•Excluding the effects of fluctuating foreign currency exchange rates, consolidated earnings from operations were up 28%, year over year, with increased earnings from operations in North America, EMEA and APAC of 33%, 5% and 22%, year over year, respectively.
•Adjusted earnings from operations increased 30% compared to the first quarter of 2023 to $121.8 million, or 5.1% of net sales. By segment, Adjusted earnings from operations:
•increased 31% in North America, year over year, to $102.8 million, or 5.4% of net sales;
•increased 22% in EMEA, year over year, to $14.0 million, or 3.4% of net sales; and
•increased 20% in APAC, year over year, to $5.0 million, or 8.0% of net sales.
•Excluding the effects of fluctuating foreign currency exchange rates, Adjusted consolidated earnings from operations were up 29%, year over year, with increased Adjusted earnings from operations in North America, EMEA and APAC of 31%, 17% and 22%, respectively, year over year.
•Consolidated net earnings and diluted earnings per share for the first quarter of 2024 were $67.0 million and $1.74, respectively, at an effective tax rate of 24.0%.
•Adjusted consolidated net earnings and Adjusted diluted earnings per share for the first quarter of 2024 were $83.4 million and $2.37, respectively. Excluding the effects of fluctuating foreign currency exchange rates, Adjusted diluted earnings per share increased 32% year over year.
In discussing financial results for the three months ended March 31, 2024 and 2023 in this press release, the Company refers to certain financial measures that are adjusted from the financial results prepared in accordance with United States generally accepted accounting principles (“GAAP”).  When referring to non-GAAP measures, the Company refers to them as “Adjusted.”  See “Use of Non-GAAP Financial Measures” for additional information.  A tabular reconciliation of financial measures prepared in accordance with GAAP to the non-GAAP financial measures is included at the end of this press release.
In some instances, the Company refers to changes in net sales, gross profit, earnings from operations and Adjusted earnings from operations on a consolidated basis and in North America, EMEA and APAC excluding the effects of fluctuating foreign currency exchange rates. In addition, the Company refers to changes in Adjusted diluted earnings per share on a consolidated basis excluding the effects of fluctuating foreign currency exchange rates.  In computing these changes and percentages, the Company compares the current year amount as translated into U.S. dollars under the applicable accounting standards to the prior year amount in local currency translated into U.S. dollars utilizing the weighted average translation rate for the current period.
The tax effect of Adjusted amounts referenced herein were computed using the statutory tax rate for the taxing jurisdictions in the operating segment in which the related expenses were recorded, adjusted for the effects of valuation allowances on net operating losses in certain jurisdictions.

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

GUIDANCE
For the full year 2024, the Company now expects Adjusted diluted earnings per share to be between $10.60 and $10.90. We expect to deliver gross profit growth in the mid to high teens and expect that our gross margin will be approximately 19%.
This outlook assumes:
•interest expense of $52 to $54 million;
•an effective tax rate of 26% for the full year;
•capital expenditures of $50 to $55 million; and
•an average share count for the full year of 35.3 million shares.
This outlook excludes acquisition-related intangibles amortization expense of approximately $60 million, assumes no acquisition or integration related expenses, transformation or severance and restructuring expenses, net and no significant change in our debt instruments or the macroeconomic environment. Due to the inherent difficulty of forecasting some of these types of expenses, which impact net earnings, diluted earnings per share and selling and administrative expenses, the Company is unable to reasonably estimate the impact of such expenses, if any, to net earnings, diluted earnings per share and selling and administrative expenses. Accordingly, the Company is unable to provide a reconciliation of GAAP to non-GAAP diluted earnings per share for the full year 2024 forecast.
CONFERENCE CALL AND WEBCAST
The Company will host a conference call and live webcast today at 9:00 a.m. ET to discuss first quarter 2024 results of operations. A live webcast of the conference call (in listen-only mode) will be available on the Company’s web site at http://investor.insight.com/, and a replay of the webcast will be available on the Company’s web site for a limited time following the call. To access the live conference call, please register in advance using the event link on the Company's web site. Upon registering, participants will receive dial-in information via email, as well as a unique registrant ID, event passcode, and detailed instructions regarding how to join the call.
USE OF NON-GAAP FINANCIAL MEASURES
The non-GAAP financial measures are referred to as “Adjusted”. Adjusted earnings from operations, Adjusted net earnings and Adjusted diluted earnings per share exclude (i) severance and restructuring expenses, net, (ii) certain executive recruitment and hiring related expenses, (iii) amortization of intangible assets, (iv) transformation costs, (v) certain acquisition and integration related expenses, (vi) gains and losses from revaluation of acquisition related earnout liabilities, and (vii) the tax effects of each of these items, as applicable. Transformation costs represent costs we are incurring to transform our business, to help us achieve our strategic objectives, including becoming a leading solutions integrator. The Company excludes these items when internally evaluating earnings from operations, tax expense, net earnings and diluted earnings per share for the Company and earnings from operations for each of the Company’s operating segments. Adjusted diluted earnings per share also includes the impact of the benefit from the note hedge where the Company’s average stock price for the first quarter of 2024 was in excess of $68.32, which is the initial conversion price of the convertible senior notes. Adjusted EBITDA excludes (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization of property and equipment, (iv) amortization of intangible assets, (v) severance and restructuring expenses, net, (vi) certain executive recruitment and hiring related expenses, (vii) transformation costs (viii) certain acquisition and integration related expenses, (ix) certain third-party data center service outage related expenses and recoveries, and (x) gains and losses from revaluation of acquisition related earnout liabilities. Adjusted return on invested capital (“ROIC”) excludes (i) severance and restructuring expenses, net, (ii) certain executive recruitment and hiring related expenses, (iii) amortization of intangible assets, (iv) transformation costs, (v) certain acquisition and integration related expenses, (vi) certain third-party data center service outage related expenses and recoveries, (vii) gains and losses from revaluation of acquisition related earnout liabilities, and (viii) the tax effects of each of these items, as applicable.
These non-GAAP measures are used by the Company and its management to evaluate financial performance against budgeted amounts, to calculate incentive compensation, to assist in forecasting future performance and to compare the Company’s results to those of the Company’s competitors. The Company believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency, facilitate comparisons to prior periods and the Company’s competitors’ results and assist in forecasting performance for future periods. These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. Non-GAAP

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

FINANCIAL SUMMARY TABLE
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended March 31,
	2024	2023	change
Insight Enterprises, Inc.
Net sales:
Products	$1,963,955	$1,967,645	—%
Services	$415,530	$356,302	17%
Total net sales	$2,379,485	$2,323,947	2%
Gross profit	$440,928	$391,315	13%
Gross margin	18.5%	16.8%	170 bps
Selling and administrative expenses	$337,434	$310,001	9%
Severance and restructuring expenses	$2,227	$3,802	(41%)
Acquisition and integration related expenses	$1,281	$51	> 100%
Earnings from operations	$99,986	$77,461	29%
Net earnings	$67,027	$49,972	34%
Diluted earnings per share	$1.74	$1.34	30%

Sales Mix			**
Hardware	48%	57%	(15%)
Software	35%	28%	30%
Services	17%	15%	17%
	100%	100%	2%

North America
Net sales:
Products	$1,586,306	$1,550,436	2%
Services	$318,516	$283,528	12%
Total net sales	$1,904,822	$1,833,964	4%
Gross profit	$349,843	$315,144	11%
Gross margin	18.4%	17.2%	120 bps
Selling and administrative expenses	$262,920	$248,820	6%
Severance and restructuring expenses	$1,619	$3,087	(48%)
Acquisition and integration related expenses	$1,281	$51	> 100%
Earnings from operations	$84,023	$63,186	33%

Sales Mix			**
Hardware	52%	63%	(14%)
Software	31%	22%	51%
Services	17%	15%	12%
	100%	100%	4%

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

FINANCIAL SUMMARY TABLE (CONTINUED)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended March 31,
	2024	2023	change
EMEA
Net sales:
Products	$339,566	$377,451	(10%)
Services	$73,275	$49,553	48%
Total net sales	$412,841	$427,004	(3%)
Gross profit	$75,033	$60,888	23%
Gross margin	18.2%	14.3%	390 bps
Selling and administrative expenses	$63,305	$49,905	27%
Severance and restructuring expenses	$538	$702	(23%)
Earnings from operations	$11,190	$10,281	9%

Sales Mix			**
Hardware	33%	38%	(16%)
Software	49%	50%	(5%)
Services	18%	12%	48%
	100%	100%	(3%)

APAC
Net sales:
Products	$38,083	$39,758	(4%)
Services	$23,739	$23,221	2%
Total net sales	$61,822	$62,979	(2%)
Gross profit	$16,052	$15,283	5%
Gross margin	26.0%	24.3%	170 bps
Selling and administrative expenses	$11,209	$11,276	(1)%
Severance and restructuring expenses	$70	$13	> 100%
Earnings from operations	$4,773	$3,994	20%

Sales Mix			**
Hardware	12%	16%	(29%)
Software	50%	47%	4%
Services	38%	37%	2%
	100%	100%	(2%)
**    Change in sales mix represents growth/decline in category net sales on a U.S. dollar basis and does not exclude the effects of fluctuating foreign currency exchange rates

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

FORWARD-LOOKING INFORMATION

Certain statements in this release and the related conference call, webcast and presentation are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including those related to the impact of inflation and higher interest rates, the Company’s future financial performance and results of operations, including gross profit growth, Adjusted diluted earnings per share, and Adjusted selling and administrative expenses, as well as the Company’s other key performance indicators, the Company’s anticipated effective tax rate, capital expenditures, and expected average share count, the Company’s expectation that the majority of holders of our convertible senior notes (the “Notes”) will not opt to convert their Notes early, the Company’s expectations regarding cash flow, the Company’s expectations regarding supply constraints and shipment of backlog, future trends in the IT market, the Company’s business strategy and strategic initiatives, which are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  There can be no assurances that the results discussed by the forward-looking statements will be achieved, and actual results may differ materially from those set forth in the forward-looking statements.  Some of the important factors that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements include, but are not limited to, the following, which are discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” sections of the Company’s most recently filed periodic report on Form 10-K and subsequent filings with the SEC:
•actions of our competitors, including manufacturers and publishers of products we sell;
•our reliance on our partners for product availability, competitive products to sell and marketing funds and purchasing incentives, which can change significantly in the amounts made available and in the requirements year over year;
•our ability to keep pace with rapidly evolving technological advances and the evolving competitive marketplace;
•general economic conditions, economic uncertainties and changes in geopolitical conditions, including the possibility of a recession or a decline in market activity as a result of the ongoing conflicts in Ukraine and Gaza;
•changes in the IT industry and/or rapid changes in technology;
•our ability to provide high quality services to our clients;
•our reliance on independent shipping companies;
•the risks associated with our international operations;
•supply constraints for products;
•natural disasters or other adverse occurrences, including public health issues such as pandemics or epidemics;
•disruptions in our IT systems and voice and data networks;
•cyberattacks, outages, or third-party breaches of data privacy as well as related breaches of government regulations;
•intellectual property infringement claims and challenges to our registered trademarks and trade names;
•potential liability and competitive risk based on the development, adoption, and use of Generative Artificial Intelligence;
•legal proceedings, client audits and failure to comply with laws and regulations;
•risks of termination, delays in payment, audits and investigations related to our public sector contracts;
•exposure to changes in, interpretations of, or enforcement trends related to tax rules and regulations;
•our potential to draw down a substantial amount of indebtedness;
•the conditional conversion feature of the Notes, which has been triggered, and may adversely affect the Company’s financial condition and operating results;
•the Company is subject to counterparty risk with respect to certain hedge and warrant transactions entered into in connection with the issuance of the Notes (the "Call Spread Transactions");
•increased debt and interest expense and the possibility of decreased availability of funds under our financing facilities;
•possible significant fluctuations in our future operating results as well as seasonality and variability in client demands;
•potential contractual disputes with our clients and third-party suppliers;
•our dependence on certain key personnel and our ability to attract, train and retain skilled teammates;
•risks associated with the integration and operation of acquired businesses, including achievement of expected synergies and benefits; and

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

•future sales of the Company’s common stock or equity-linked securities in the public market could lower the market price for our common stock.

Additionally, there may be other risks that are otherwise described from time to time in the reports that the Company files with the SEC.  Any forward-looking statements in this release, the related conference call, webcast and presentation speak only as of the date on which they are made and should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others.  The Company assumes no obligation to update, and, except as may be required by law, does not intend to update, any forward-looking statements.  The Company does not endorse any projections regarding future performance that may be made by third parties.

CONTACT:	GLYNIS BRYAN
CHIEF FINANCIAL OFFICER
TEL. 480.333.3390
EMAIL glynis.bryan@insight.com

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended March 31,
	2024	2023
Net sales:
Products	$1,963,955	$1,967,645
Services	415,530	356,302
Total net sales	2,379,485	2,323,947
Costs of goods sold:
Products	1,771,584	1,772,729
Services	166,973	159,903
Total costs of goods sold	1,938,557	1,932,632
Gross profit	440,928	391,315
Operating expenses:
Selling and administrative expenses	337,434	310,001
Severance and restructuring expenses	2,227	3,802
Acquisition and integration related expenses	1,281	51
Earnings from operations	99,986	77,461
Non-operating expense (income):
Interest expense, net	12,557	10,348
Other (income) expense, net	(763)	752
Earnings before income taxes	88,192	66,361
Income tax expense	21,165	16,389
Net earnings	$67,027	$49,972

Net earnings per share:
Basic	$2.06	$1.48
Diluted	$1.74	$1.34

Shares used in per share calculations:
Basic	32,596	33,706
Diluted	38,435	37,207

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In THOUSANDS)
(UNAUDITED)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$379,111	$268,730
Accounts receivable, net	3,573,253	3,568,290
Inventories	169,457	184,605
Contract assets, net	100,648	120,518
Other current assets	218,882	189,158
Total current assets	4,441,351	4,331,301

Long-term contract assets, net	121,994	132,780
Property and equipment, net	208,365	210,061
Goodwill	680,876	684,345
Intangible assets, net	354,146	369,687
Long-term accounts receivable	618,672	412,666
Other assets	141,835	145,510
	$6,567,239	$6,286,350

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable – trade	$2,422,632	$2,255,183
Accounts payable – inventory financing facilities	227,062	231,850
Accrued expenses and other current liabilities	517,707	538,346
Current portion of long-term debt	331,566	348,004
Total current liabilities	3,498,967	3,373,383

Long-term debt	550,006	592,517
Deferred income taxes	23,306	27,588
Long-term accounts payable	566,233	353,794
Other liabilities	173,236	203,335
	4,811,748	4,550,617
Stockholders’ equity:
Preferred stock	—	—
Common stock	325	326
Additional paid-in capital	326,539	328,607
Retained earnings	1,482,330	1,448,412
Accumulated other comprehensive loss – foreign currency translation adjustments	(53,703)	(41,612)
Total stockholders’ equity	1,755,491	1,735,733
	$6,567,239	$6,286,350

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net earnings	$67,027	$49,972
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	21,886	14,663
Provision for losses on accounts receivable	3,246	1,484
Non-cash stock-based compensation	8,043	6,896
Deferred income taxes	(4,423)	(4,284)
Amortization of debt issuance costs	1,224	1,213
Other adjustments	2,471	2,122
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(25,294)	197,918
Decrease (increase) in inventories	12,115	(1,146)
Decrease in contract assets	32,142	45
Increase in long-term accounts receivable	(206,154)	(14,434)
Increase in other assets	(26,821)	(8,405)
Increase (decrease) in accounts payable	184,511	(76,783)
Increase in long-term accounts payable	212,577	18,568
Decrease in accrued expenses and other liabilities	(35,371)	(27,669)
Net cash provided by operating activities:	247,179	160,160
Cash flows from investing activities:
Purchases of property and equipment	(6,482)	(9,106)
Net cash used in investing activities:	(6,482)	(9,106)
Cash flows from financing activities:
Borrowings on ABL revolving credit facility	1,144,826	1,016,980
Repayments on ABL revolving credit facility	(1,186,997)	(1,140,774)
Net (repayments) borrowings under inventory financing facilities	(4,545)	108,257
Repurchases of common stock	(35,000)	(117,129)
Repayment of principal on the Notes	(16,895)	—
Earnout and acquisition related payments	(18,296)	—
Other payments	(8,360)	(7,988)
Net cash used in financing activities:	(125,267)	(140,654)
Foreign currency exchange effect on cash, cash equivalents and restricted cash balances	(5,074)	1,652
Increase in cash, cash equivalents and restricted cash	110,356	12,052
Cash, cash equivalents and restricted cash at beginning of period	270,785	165,718
Cash, cash equivalents and restricted cash at end of period	$381,141	$177,770

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended March 31,
	2024	2023
Adjusted Consolidated Earnings from Operations:
GAAP consolidated EFO	$99,986	$77,461
Amortization of intangible assets	14,925	8,310
Other*	6,839	8,186
Adjusted non-GAAP consolidated EFO	$121,750	$93,957

GAAP EFO as a percentage of net sales	4.2%	3.3%
Adjusted non-GAAP EFO as a percentage of net sales	5.1%	4.0%

Adjusted Consolidated Net Earnings:
GAAP consolidated net earnings	$67,027	$49,972
Amortization of intangible assets	14,925	8,310
Other*	6,839	8,186
Income taxes on non-GAAP adjustments	(5,439)	(4,201)
Adjusted non-GAAP consolidated net earnings	$83,352	$62,267

GAAP net earnings as a percentage of net sales	2.8%	2.2%
Adjusted non-GAAP net earnings as a percentage of net sales	3.5%	2.7%

Adjusted Diluted Earnings Per Share:
GAAP diluted EPS	$1.74	$1.34
Amortization of intangible assets	0.39	0.22
Other	0.18	0.22
Income taxes on non-GAAP adjustments	(0.14)	(0.11)
Impact of benefit from note hedge	0.20	0.11
Adjusted non-GAAP diluted EPS	$2.37	$1.78

Shares used in diluted EPS calculation	38,435	37,207
Impact of benefit from Note hedge	(3,228)	(2,310)
Shares used in Adjusted non-GAAP diluted EPS calculation	35,207	34,897

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (CONTINUED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended March 31,
	2024	2023
Adjusted North America Earnings from Operations:
GAAP EFO from North America segment	$84,023	$63,186
Amortization of intangible assets	13,146	7,785
Other*	5,615	7,337
Adjusted non-GAAP EFO from North America segment	$102,784	$78,308

GAAP EFO as a percentage of net sales	4.4%	3.4%
Adjusted non-GAAP EFO as a percentage of net sales	5.4%	4.3%

Adjusted EMEA Earnings from Operations:
GAAP EFO from EMEA segment	$11,190	$10,281
Amortization of intangible assets	1,670	412
Other	1,154	836
Adjusted non-GAAP EFO from EMEA segment	$14,014	$11,529

GAAP EFO as a percentage of net sales	2.7%	2.4%
Adjusted non-GAAP EFO as a percentage of net sales	3.4%	2.7%

Adjusted APAC Earnings from Operations:
GAAP EFO from APAC segment	$4,773	$3,994
Amortization of intangible assets	109	113
Other	70	13
Adjusted non-GAAP EFO from APAC segment	$4,952	$4,120

GAAP EFO as a percentage of net sales	7.7%	6.3%
Adjusted non-GAAP EFO as a percentage of net sales	8.0%	6.5%

Adjusted EBITDA:
GAAP consolidated net earnings	$67,027	$49,972
Interest expense	15,269	11,688
Income tax expense	21,165	16,389
Depreciation and amortization of property and equipment	6,961	6,353
Amortization of intangible assets	14,925	8,310
Other*	6,839	8,186
Adjusted non-GAAP EBITDA	$132,186	$100,898

GAAP consolidated net earnings as a percentage of net sales	2.8%	2.2%
Adjusted non-GAAP EBITDA as a percentage of net sales	5.6%	4.3%
*    Includes transformation costs of $2.3 million and $4.0 million for the three months ended March 31, 2024 and 2023, respectively.

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (CONTINUED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Twelve Months Ended March 31,
	2024	2023
Adjusted return on invested capital:
GAAP consolidated EFO	$442,320	$411,312
Amortization of intangible assets	42,846	33,277
Other[5]	34,754	26,421
Adjusted non-GAAP consolidated EFO	519,920	471,010
Income tax expense[1]	135,179	122,463
Adjusted non-GAAP consolidated EFO, net of tax	$384,741	$348,547
Average stockholders’ equity[2]	$1,651,965	$1,596,949
Average debt[2]	739,136	744,068
Average cash[2]	(252,769)	(145,661)
Invested Capital	$2,138,332	$2,195,356

Adjusted non-GAAP ROIC (from GAAP consolidated EFO)[3]	15.31%	13.86%
Adjusted non-GAAP ROIC (from non-GAAP consolidated EFO)[4]	17.99%	15.88%
1 Assumed tax rate of 26.0%.
2 Average of previous five quarters.
3 Computed as GAAP consolidated EFO, net of tax of $115,003 and $106,941 for the twelve months ended March 31, 2024 and 2023, respectively, divided by invested capital.
4 Computed as Adjusted non-GAAP consolidated EFO, net of tax, divided by invested capital.
5 Includes transformation costs of $14.8 million and $16.4 million for the twelve months ended March 31, 2024 and 2023, respectively. Includes certain third-party data center service outage related expenses, net of recoveries of $5.0 million for the twelve months ended March 31, 2024.
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